                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form
S-8) of Hawaiian Holdings, Inc. (the "Company") for the registration of
8,000,000 shares of its common stock pursuant to the Hawaiian Holdings, Inc.
2005 Stock Incentive Plan of our report dated March 30, 2005, except for Note
14, as to which the date is June 2, 2005, with respect to the financial statements and schedule of the Company, and our report dated March 30, 2005, except for Note 19, as to which the date is June 2, 2005, with respect to the financial statements and schedule of Hawaiian Airlines, Inc., included in the
Current Report (Form 8-K/A) of the Company dated August 15, 2005, and our report dated March 30, 2005, with respect to Company management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of the Company, included the Annual Report (Form 10-K) of the Company for the year ended
December 31, 2004, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Honolulu, Hawaii
August 12, 2005